PRESS RELEASE



FOR IMMEDIATE RELEASE:                          FOR CONFIRMATION:

VALHI, INC.                                     ANDREW LOUIS
THREE LINCOLN CENTRE                            SECRETARY
5430 LBJ FREEWAY, SUITE 1700                    (972) 233-1700
DALLAS, TEXAS  75240-2697
(972) 233-1700

                  VALHI ANNOUNCES DIRECTOR AND OFFICER CHANGE

     Dallas, Texas...October 29, 1998...Valhi, Inc. (NYSE: VHI) announced today that Steven L. Watson has been elected as a director and president of Valhi, Inc. Mr. Watson, age 47, has served in various positions with Valhi and related companies since 1980. Mr. Watson will report to Harold C. Simmons, chairman of the board and chief executive officer of Valhi.

     Valhi is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

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